                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

                                          [_]Confidential, for Use of the
Check the appropriate box:                   Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      AMERICAN RADIO SYSTEMS CORPORATION
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

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  (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

  (5) Total fee paid:

-------------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

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  (2) Form, Schedule or Registration Statement No.:

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  (3) Filing Party:

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  (4) Date Filed:

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


                  [AMERICAN RADIO SYSTEMS LOGO APPEARS HERE]

                                                                 April 21, 1997

Dear Stockholder:

  It is a pleasure to invite you to the Company's 1997 Annual Meeting in Boston, Massachusetts on Thursday, May 29, 1997 at 10:00 a.m., local time, at The Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts 02110. Registration for the Meeting will begin at 9:30 a.m. The official Notice of Meeting, proxy statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

  The vote of every stockholder is important. Mailing your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

  Please sign, date and promptly mail your proxy. Your cooperation will be greatly appreciated.

  Your Board of Directors and management look forward to greeting those stockholders who are able to attend.

                                          Sincerely,

                                          /s/ Steven B. Dodge

                                          Steven B. Dodge
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                      AMERICAN RADIO SYSTEMS CORPORATION
                             116 HUNTINGTON AVENUE
                          BOSTON, MASSACHUSETTS 02116

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 1997

To the Stockholders:

  The 1997 Annual Meeting of Stockholders of American Radio Systems Corporation, a Delaware corporation (the "Company"), will be held at The Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts 02110, on Thursday, May 29, 1997 at 10:00 a.m., local time, to consider and act upon the following matters:

    1. To elect ten Directors, including two independent directors to be elected by the holders of Class A Common Stock, voting separately as a class, for the ensuing year or until their successors are elected and qualified;

    2. To approve an amendment to the Company's Amended and Restated Stock Option Plan to increase the aggregate number of shares of Class A and Class B Common Stock authorized for issuance thereunder from 2,000,000 to 3,000,000;

    3. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for 1997; and

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Stockholders of record at the close of business on March 31, 1997 are entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will remain open for the transfer of the Common Stock. For a period of ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for inspection by any stockholder of record for any purpose germane to the Annual Meeting.

                                          By order of the Board of Directors

                                          /s/ Michael B. Milsom

                                          Michael B. Milsom
                                          Secretary

Boston, Massachusetts
April 21, 1997

  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

                      AMERICAN RADIO SYSTEMS CORPORATION
                             116 HUNTINGTON AVENUE
                          BOSTON, MASSACHUSETTS 02116

                                PROXY STATEMENT
                  FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Radio Systems Corporation, a Delaware corporation ("American" or the "Company"), for use at the 1997 Annual Meeting of Stockholders to be held on Thursday, May 29, 1997 (the "Annual Meeting") and at any adjournment or adjournments of that meeting.

  The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 is being mailed to stockholders with the mailing of this Proxy Statement on or about April 21, 1997.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

REVOCABILITY OF PROXIES

  Any stockholder giving a proxy in the enclosed form has the power to revoke it at any time before it is exercised by delivering to the Secretary of the Company at its principal executive office located at 116 Huntington Avenue, Boston, Massachusetts 02116, a written notice of revocation or another duly executed proxy bearing a later date. A stockholder may also revoke his or her proxy by attending the Annual Meeting and voting in person.

RECORD DATE, VOTING AND SHARE OWNERSHIP

  The Company has three classes of common stock issued and outstanding: Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), and Class C Common Stock, $.01 par value per share (the "Class C Common Stock" and, collectively with the Class A Common Stock and the Class B Common Stock, the "Common Stock"). Shares of Class B Common Stock and, subject to certain limits set forth in the Amended and Restated Certificate of Incorporation, Class C Common Stock are convertible, at any time at the option of the holder, on a share for share basis into shares of Class A Common Stock.

  With respect to the matters submitted for vote at the Annual Meeting, each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes. The Class C Common Stock is not entitled to vote on the matters submitted at the Annual Meeting. Except with respect to the election of two of the directors, the Class A Common Stock and the Class B Common Stock shall vote as a single class in regards to the matters submitted at the Annual Meeting. With respect to the election of directors, the holders of Class A Common Stock are entitled by class vote, exclusive of all other stockholders, to elect two independent directors (the "Independent Directors"). On March 31, 1997, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, there were outstanding and entitled to vote 15,192,397 shares of Class A Common Stock and 4,623,311 shares of Class B Common Stock.

  The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast of the Class A Common Stock and the Class B Common Stock issued and outstanding on March 31, 1997 will constitute a quorum for the transaction of business at the Annual Meeting. A proxy in the enclosed form, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Where a choice is not so specified, the shares represented by the proxy will be voted "for" the election of the nominees for Directors listed herein and in favor of the other matters set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

  Votes cast at the Annual Meeting will be tabulated by a person or persons duly appointed to act as an inspector or inspectors of election for the Annual Meeting. The inspector(s) of election will treat shares represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspector(s) of election will treat shares represented by "broker non-votes" as present for purposes of determining a quorum, although such shares may not be voted on any matter for which the record holder of such shares lacks authority to act. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees, as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity, and
(iii) the record holder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter.

                            PRINCIPAL STOCKHOLDERS

  The following table provides information as of March 31, 1997, with respect to the shares of American Common Stock beneficially owned by (i) each person known by American to own more than 5% of the outstanding American Common Stock, (ii) each director of American, (iii) each executive officer required to be identified in the Summary Compensation Table of American, and (iv) by all directors and executive officers of American as a group. The number of shares beneficially owned by each director or executive officer is determined according to the rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within sixty days of March 31, 1997 through the exercise of an option, conversion feature or similar right. Except as noted below, each holder has sole voting and investment power with respect to all shares of American Common Stock listed as owned by such person or entity.

                                 SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)
                                -----------------------------------------------
                                                                     PERCENT OF
                                          PERCENT PERCENT PERCENT OF   TOTAL
                                            OF      OF      COMMON     VOTING
                                 NUMBER   CLASS A CLASS B   STOCK      POWER
                                --------- ------- ------- ---------- ----------
DIRECTORS AND EXECUTIVE OFFI-
 CERS
Steven B. Dodge(2)............. 2,232,496    *     45.50    10.55      34.51
Thomas H. Stoner(3)............   941,919          20.46     4.47      15.38
Don P. Bouloukos(4)............       --     --      --       --         --
Alan L. Box(5).................     +        +       +        +          +
John R. Gehron(6)..............    88,000    *      1.75      *         1.33
David Pearlman(7)..............   122,520    *      2.52      *         1.91
Joseph L. Winn(8)..............   135,048    *      2.81      *         2.13
Charlton H. Buckley(9)......... 1,810,867  11.92     --      8.59       2.96
Arnold Chavkin/CEA(10)......... 1,295,518    --      --      6.14        --
James H. Duncan, Jr.(11).......    16,278    *       *        *          *
Arthur C. Kellar(12)...........     +        +       +        +          +
Charles D. Peebler, Jr.(13)....     6,600    *       *        *          *
Lance R. Primis(14)............       --     --      --       --         --
All executive officers and
 directors as a group, except
 Messrs. Box and Kellar (11
 persons)(15).................. 6,649,246  12.75   68.23    30.93      55.32
FIVE PERCENT STOCKHOLDERS
Baron Capital, Inc.(16)........ 2,128,500  14.01     --     10.09       3.48
Wind Point Partners II,
 L.P.(17)......................   601,072    --    13.05     2.85       9.82
Massachusetts Financial
 Services Company(18).......... 1,394,405   9.18     --      6.61       2.27
FMR Corp.(19).................. 1,056,200   6.95     --      5.01       1.73
Wellington Management Company
 LLP(20)....................... 1,947,366  12.82     --      9.23       3.18
The Capital Group Companies,
 Inc.(21)...................... 1,120,470   7.38     --      5.31       1.83

--------
*  Less than 1%.
+ For information regarding the pro forma beneficial ownership of Messrs. Box and Kellar, see Notes 5 and 12.
(1) Unless otherwise indicated, all ownership is of Class B Common Stock.
(2) Mr. Dodge is Chairman of the American Board, President and Chief Executive Officer. His address is 116 Huntington Avenue, Boston, Massachusetts 02116. Includes 78,500 shares of Class A Common Stock owned by Mr. Dodge. Does not include 90,000 shares purchasable under an option granted on October 1, 1994, and 32,000 shares purchasable under an option granted on January 18, 1996 and 100,000 shares purchasable under an option granted on January 2, 1997; includes 60,000 shares as to which the September option and 8,000 shares as to which the 1996 option are exercisable. Includes an aggregate of 25,050 shares of Class A Common Stock and 20,832 shares of Class B Common Stock owned by three trusts for the benefit of Mr. Dodge's children and 3,000 shares of Class A Common Stock owned by Mr. Dodge's wife. Mr. Dodge disclaims beneficial ownership in all shares owned by such trusts and his wife. See "Executive Compensation".
(3) Mr. Stoner is Chairman of the Executive Committee of the American Board. His address is 116 Huntington Avenue, Boston, Massachusetts 02116. Does not include 5,000 shares of Class A Common Stock purchasable under an option granted on January 2, 1997. Includes 23,811 shares owned by his wife, an aggregate of 271,998 shares owned by trusts of which he and/or certain other persons are trustees and 29,158 shares owned by the Stoner Broadcasting System ESOP for the benefit of Mr. Stoner. Mr. Stoner disclaims beneficial ownership of 160,540 shares owned by such trusts. Does not include 89,154 shares owned by Mr. Stoner's adult children.
(4) Mr. Bouloukos is Co-Chief Operating Officer. His address is 116 Huntington Avenue, Boston, Massachusetts 02116. Does not include 200,000 shares of Class A Common Stock purchasable under an option granted on December 31, 1996. See "Executive Compensation".
(5) Mr. Box is a director and Executive Vice President of American. His address is 116 Huntington Avenue, Boston, Massachusetts 02116. Giving effect to the Merger of EZ Communications, Inc. into American on April 4, 1997 (the "EZ Merger"), Mr. Box would beneficially own 398,858 shares of Class A Common Stock representing 1.7%, 1.4% and .57% of the pro forma Class A Common Stock, American Common Stock and Voting Power, respectively. Includes 84,010 shares of American Class A Common Stock purchasable under options. Mr. Box is the son-in-law of Mr. Kellar.
(6) Mr. Gehron is Co-Chief Operating Officer. His address is 116 Huntington Avenue, Boston, Massachusetts 02116. Includes 6,000 shares of Class A Common Stock owned by Mr. Gehron. Does not include 96,000 shares purchasable under an option granted on May 23, 1994, 24,000 purchasable under an option granted on February 15, 1995 and 8,000 shares purchasable under an option granted on January 18, 1996 and 20,000 shares of Class A Common Stock purchasable under an option granted on January 2, 1997; includes 64,000 shares as to which the May option, 16,000 shares as to which the February option and 2,000 shares as to which the January option are exercisable. See "Executive Compensation".
(7) Mr. Pearlman is Co-Chief Operating Officer. His address is 116 Huntington Avenue, Boston, Massachusetts 02116. Includes 3,000 shares of Class A Common Stock owned individually by Mr. Pearlman and 520 shares of Class A Common Stock held for the benefit of his children. Does not include 68,000 shares purchasable under an option granted on December 16, 1993, 30,000 shares purchasable under an option granted on February 15, 1995, 4,000 shares purchasable under an option granted on May 18, 1995, 24,000 shares purchasable under an option granted on June 15, 1995 and 16,000 shares purchasable under an option granted on January 18, 1996; includes 88,000 shares as to which the December option, 20,000 shares as to which the February option, 1,000 as to which the May option, 6,000 shares as to the June option and 4,000 shares as to which the January option are exercisable. See "Executive Compensation".
(8) Mr. Winn is a director, Treasurer and Chief Financial Officer. His address is 116 Huntington Avenue, Boston, Massachusetts 02116. Includes 2,000 shares of Class A Common Stock and 7,948 shares of Class B Common Stock owned individually by Mr. Winn and 100 shares of Class A Common Stock held for the benefit of his children. Does not include 64,000 shares purchasable under an option granted on December 16, 1993, 36,000 shares purchasable under an option granted on February 15, 1995, 4,000 shares purchasable under an option granted on May 18, 1995 and 16,000 shares purchasable under an option granted on January 18, 1996 and 26,900 shares of Class B and 8,100 shares of Class A Common Stock purchasable under options granted on January 2, 1997; includes 96,000 shares as to which the December option, 24,000 shares as to which the February option, 1,000 at to which the May option and 4,000 shares as to which the January option are exercisable. See "Executive Compensation".
(9) Mr. Buckley is a director of American. Does not include 5,000 shares of Class A Common Stock purchasable under an option granted on January 2, 1997. His address is 116 Huntington Avenue, Boston, Massachusetts 02116. Does not include 6,053 shares of Class A Common Stock which are held by an adult child of Mr. Buckley and which Mr. Buckley disclaims beneficial ownership.
(10) Mr. Chavkin is a director of American. His address is 116 Huntington Avenue, Boston, Massachusetts 02116. Mr. Chavkin, as a general partner of Chase Capital Partners ("CCP"), which is the general partner of Chase Equity Associates ("CEA"), may be deemed to own beneficially shares held by CEA. Mr. Chavkin disclaims such beneficial ownership. CEA is the sole holder of Class C Common Stock. The address of CCP and CEA is 380 Madison Avenue, 12th Floor, New York, New York 10017. Does not include 5,000 shares of Class A Common Stock purchasable under an option granted on January 2, 1997.
(11) Mr. Duncan is a director of American. His address is 116 Huntington Avenue, Boston, Massachusetts 02116. Does not include 2,000 shares purchasable under an option granted on December 16, 1993, 800 shares purchasable under an option granted on February 15, 1995 and 600 shares purchasable under an option granted on January 18, 1996 and 5,000 shares of Class A Common Stock purchasable under an option granted on January 2, 1997; includes 2,000 shares as to which the December option, 800 shares as to which the February option, and 600 shares as to which the January option are exercisable. Includes (a) 6,300 shares of Class A Common Stock and 6,578 shares of Class B Common Stock owned directly and (b) 500 shares of Class A Common Stock owned as follows: (i) 200 shares held by Mr. Duncan's spouse, (ii) 100 shares held by each of his two daughters and (iii) 100 shares held by his spouse for his stepson. Mr. Duncan has disclaimed beneficial ownership of these shares. See "Executive Compensation".
(12) Mr. Kellar is a director of American. His address is 116 Huntington Avenue, Boston, Massachusetts 02116. Giving effect to the EZ Merger, Mr. Kellar would beneficially own 2,218,247 shares of Class A Common Stock representing 9.4%, 7.5% and 3.2% of the pro forma Class A Common Stock, American Common Stock and Voting Power, respectively. Does not include 5,000 shares of Class A Common Stock purchasable under an option granted April 15, 1997. Includes 84,010 shares of American Class A Common Stock purchasable under options.
(13) Mr. Peebler is a director of American. His address is 116 Huntington Avenue, Boston, Massachusetts 02116. Includes 2,000 shares of Class A Common Stock owned by Mr. Peebler. Does not include 6,000 shares purchasable under an option granted February 15, 1995 and 2,400 shares purchasable under an option granted on January 18, 1996 and 5,000 shares of Class A Common Stock purchasable under an option granted January 2, 1997; includes 4,000 shares as to which the February option and 600 shares as to which the January option are exercisable. See "Executive Compensation".
(14) Mr. Primis is a director of American. His address is 116 Huntington Avenue, Boston, Massachusetts 02116. Does not include 5,000 shares of Class A Common Stock purchasable under an option granted April 15, 1997.
(15) Includes all shares stated to be owned in the preceding notes.
(16) The address of Baron Capital, Inc. ("Baron") is 767 Fifth Avenue, New York, NY 10153. Mr. Baron disclaims beneficial ownership of 2,106,400 shares. Based on Baron's Schedule 13D (Amendment No. 1) dated December 5, 1996, Mr. Baron has sole voting power over 225,000 shares, shared voting power over 1,881,800 shares, sole dispositive power over 225,000 shares and shared dispositive power over 1,881,800.
(17) The address of Wind Point Partners II, L.P. ("Wind Point") is 676 North Michigan Avenue, Suite 3300, Chicago, IL 60611. Based on its Schedule 13G dated February 14, 1996, Wind Point has sole voting power over 24,912 shares, shared voting power over 601,072, sole dispositive power over 24,912 shares, and shared dispositive power over 601,072 shares.
(18) The address of Massachusetts Financial Services Company ("MFS") is 500 Boylston Street, Boston, Massachusetts 02116-3741. Based on its Schedule 13G dated February 11, 1997, MFS has sole voting power over 1,339,705 shares and sole dispositive power over 1,394,405 shares.
(19) The address of FMR Corp. ("FMR") is 82 Devonshire Street, Boston, Massachusetts 02109. Based on its Schedule 13G (Amendment No. 1) dated February 12, 1997, FMR has sole voting power over 133,700 and sole dispositive power over 1,056,200.
(20) The address of Wellington Management Company LLP ("Wellington"), is 75 State Street, Boston, Massachusetts 02109. Based on its Schedule 13G (Amendment No. 1) dated February 14, 1997, Wellington has shared voting power over 1,038,346 shares and shared dispositive power over 1,947,366 shares.
(21) The address of The Capital Group Companies, Inc. ("Capital") is 333 South Hope Street, 52nd Floor, Los Angeles, California 90071. Based on its
     Schedule 13G dated February 14, 1997, Capital has sole voting power over 484,700 shares and sole dispositive power over 1,120,470.

                                    ITEM 1

                             ELECTION OF DIRECTORS

  The Board of Directors currently consists of ten directors. The Board of Directors has nominated for election as directors at the Annual Meeting the ten incumbent directors listed below. Messrs. Duncan and Peebler are the nominees to serve as Independent Directors. Persons elected at the meeting will hold office until the 1998 Annual Meeting or until their successors are elected and qualified, subject to earlier retirement, resignation or removal. In the event that any of the above nominees become unavailable to serve, the shares represented by proxies will be voted for the election of such other person as may be recommended by the Board of Directors or management. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees listed below. In connection with American's merger with Henry Broadcasting Company ("HBC") in July of 1996, American entered into an agreement with Mr. Buckley entitling him to nominate one member of the Board of Directors under certain circumstances. In connection with the EZ Merger, American entered into a similar agreement with Messrs. Box and Kellar entitling them to nominate two members of the Board of Directors. Mr. Box is the son-in-law of Mr. Kellar.

REQUIRED VOTE

  Except for the election of the Independent Directors, the affirmative vote of the holders of a plurality of the voting power of the shares of the Class A Common Stock and the Class B Common Stock, present or represented at the Annual Meeting, voting as a single class, is required for the election of directors. For the election of the Independent Directors, an affirmative vote of the holders of a plurality of the shares of the Class A Common Stock, present or represented at the Annual Meeting, voting as a separate class, is required.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

  Set forth below are the name and age of each director, his principal occupation and business experience during the past five years and the names of other companies of which he serves as a director as of March 31, 1997.

NOMINEE           PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
-------           ------------------------------------------------------------------------
Steven B. Dodge       Mr. Dodge has been Chairman of the Board, President and Chief
 Age 51               Executive Officer since the founding of the Company on
                      November 1, 1993. Mr. Dodge was the founder in 1988 of
                      Atlantic Radio, L.P. ("Atlantic"), one of the predecessors of the Company, and served as Chief Executive Officer of the
                      general partner of Atlantic. Prior to forming Atlantic, Mr.
                      Dodge served as Chairman and Chief Executive Officer of
                      American Cablesystems Corporation, a cable television company he founded in 1978 and which was merged into Continental
                      Cablevision, Inc. in 1988. Mr. Dodge serves as a director of
                      American Media, Inc.
Thomas H. Stoner      Mr. Stoner has been Chairman of the Executive Committee and
 Age 62               the Compensation Committee of the Board since the founding of the Company. Mr. Stoner founded Stoner Broadcasting Systems,
                      Inc. ("Stoner") in 1965. Stoner, which was one of the
                      predecessors of American, operated radio stations for over 25 years in large, medium and small markets. Mr. Stoner is a
                      director of Gaylord Container Corporation and Poppe Tyson
                      Corp., a trustee of Chesapeake Bay Foundation, and serves on the Advisory Board of St. John's College.

NOMINEE               PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
-------               ------------------------------------------------------------------------
Alan L. Box               Mr. Box has served as a director since the consummation of the
 Age 45                   EZ Merger. In 1974, he was the General Manager of EZ's
                          Washington, D.C. area radio station. He became Executive Vice
                          President and General Manager and a director of EZ in 1979,
                          President of EZ in 1985 and Chief Executive Officer of EZ in
                          1995. He serves as a director of the George Mason Bankshares and the George Mason Bank. Previously, Mr. Box served as the
                          Chairman of the NAB Digital Audio Broadcast Task Force and as
                          a director of the NAB. Currently, Mr. Box is the Chairman of the NAB's Futures Committee.
Joseph L. Winn            Mr. Winn has been the Treasurer, Chief Financial Officer and a
 Age 45                   director since the founding of the Company. In addition to serving as Chief Financial Officer of the Company, Mr. Winn was Co-Chief Operating Officer responsible for Boston
                          operations until May 1994 when Mr. Gehron joined American. Mr.
                          Winn served as Chief Financial Officer and a director of the general partner of Atlantic since its organization. He also served as Executive Vice President of the general partner of
                          Atlantic from its organization until June 1992, and as its
                          President from June 1992 until the organization of American.
                          Atlantic was one of the predecessors of the Company. Prior to joining Atlantic, Mr. Winn served as Senior Vice President and
                          Corporate Controller of American Cablesystems since joining that company in 1983.
Charlton H. Buckley       Charlton H. Buckley was elected a director in August 1996. Mr.
 Age 59                   Buckley is the founder, President and Chief Executive Officer of HBC. Mr. Buckley is also President and 100% owner of Steele
                          Park Resort, Inc., which owns and operates a resort on Lake
                          Berryessa in California's Napa Valley, and is a co-founder of
                          World Asphalt Company, a manufacturer of roofing products
                          located in Sacramento, CA. Mr. Buckley has been involved in the radio broadcast industry since 1983 when HBC acquired its first stations in Portland, Oregon. Prior to that time, Mr.
                          Buckley was involved in the construction business.
Arnold L. Chavkin         Mr. Chavkin has been a director since the founding of the
 Age 45                   Company. Mr. Chavkin is a general partner of Chase Capital
                          Partners ("CCP"), previously known as Chemical Venture
                          Partners ("CVP"), which is a general partner of Chase Equity
                          Associates ("CEA"), one of American's shareholders, and
                          previously a principal shareholder of Multi Market
                          Communications, Inc. ("Multi-Market"), one of the predecessors of the Company. Mr. Chavkin has been a General Partner of CCP and CVP since January 1992 and has served as the President of
                          Chemical Investments, Inc. since March 1991. Mr. Chavkin is also a director of Reading & Bates Corporation, Bell Sports
                          Corporation, and Wireless One, Inc. Prior to joining Chemical
                          Investments, Inc., Mr. Chavkin was a specialist in investment and merchant banking at Chemical Bank for six years.
James H. Duncan, Jr.      Mr. Duncan has been a director since the founding of the
 Age 49                   Company. Mr. Duncan is the founder, Chief Executive Officer and a 50% shareholder of Duncan's American Radio, Inc., which publishes the Duncan Guide and other reports and publications about the radio broadcasting industry. Mr. Duncan had served as a director of Stoner from 1983 until the merger with the
                          Company in 1993. Mr. Duncan had also served as a director of
                          Price Communications Corporation from 1992 to 1994, and as a director of Emmis Broadcasting Corporation from 1985 to 1992.

NOMINEE                  PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
-------                  ------------------------------------------------------------------------
Arthur C. Kellar             Mr. Kellar has served as a director since the consummation of
 Age 74                      the EZ Merger. He was the founder of EZ and served as a
                             director of EZ since 1967, Chairman of the Board since 1968 and President from 1967 until 1985. From the period 1956
                             through 1978, Mr. Kellar was the President and principal
                             stockholder of O.K. Broadcasting, Inc., which owned and
                             operated WEEL-AM, a radio station located in Fairfax,
                             Virginia. Mr. Kellar currently serves as a director of George
                             Mason Bankshares, Inc., Precision Tune, Inc. and American
                             Medical Laboratories, Inc., and as a trustee of George Mason
                             University.
Charles D. Peebler, Jr.      Mr. Peebler was elected a director in May 1994. He is
 Age 60                      president of Bozell, Jacobs, Kenyon and Eckhardt, Inc., a
                             major advertising organization. Mr. Peebler served as a
                             director of Stoner for more than twelve years, from 1976 to
                             1988. Mr. Peebler also serves as a director of Ultrafem Inc.
                             and American Tool Companies, Inc.
Lance R. Primis              Mr. Primis was elected a director in April 1997. From 1992
 Age 50                      until December 1996, he served as the president and chief
                             operating officer of The New York Times Company, a major
                             newspaper and information company. Prior to that time, he was the president and general manager of The New York Times
                             newspaper. Mr. Primis serves as a director of several
                             companies including, the Advertising Council, the Audit Bureau of Circulations, Partnership For A Drug-Free America,
                             International Herald Tribune and The New York Partnership.

  Messrs. Duncan and Peebler have been nominated as the Independent Directors and will be elected by the holders of Class A Common Stock only.

BOARD AND COMMITTEE MEETINGS

  During the fiscal year ended December 31, 1996, the Board of Directors held four regularly scheduled, one special meeting and one telephonic meeting. Each of the current directors who was then in office attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees thereof on which such director served. The committees of the Board of Directors consist of an Audit Committee, a Compensation Committee and an Executive Committee. During fiscal year ended December 31, 1996, the Compensation Committee held two meetings, the Executive Committee held one meeting and the Audit Committee held four meetings. The Company does not have a nominating committee.

  The Audit Committee currently consists of Messrs. Chavkin (Chairman), Duncan, and Primis. The functions of the Audit Committee are to review and report to the Board of Directors with respect to the selection and the terms of the engagement of the Company's independent auditors and to maintain communications among the Board of Directors, such independent auditors and the Company's internal accounting staff with respect to accounting and audit procedures, the implementation of recommendations by such independent auditors, the adequacy of the Company's internal controls and related matters.

  The Compensation Committee currently consists of Messrs. Stoner (Chairman), Peebler, Buckley and Kellar. The Compensation Committee provides recommendations to the Board regarding compensation strategy and programs of the Company and administers the Amended and Restated Stock Option Plan, including the grant of stock options thereunder. The Compensation Committee is also responsible for establishing and modifying the compensation, including incentive compensation, of all corporate officers of the Company, recommending adoptions of, and amendment to, all stock option and other employee benefit plans and arrangements, and the engagement of, terms of any employment agreements and arrangements with, and termination of, all corporate officers of the Company.

  The Executive Committee currently consists of Messrs. Chavkin, Dodge, Stoner (Chairman), Buckley and Kellar. Between meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board of Directors in the management and direction of the business and affairs of the Company, except as provided otherwise by law, resolutions of the Board of Directors, the Company's By-laws, or its Amended and Restated Certificate of Incorporation.

DIRECTOR COMPENSATION

  Mr. Stoner is party to an agreement with American pursuant to which he is entitled to annual compensation at the rate of $50,000 and to a nonaccountable expense allowance of $50,000 until the earlier of (a) October 31, 1998 or (b) his death. The following directors receive an annual committee fee as indicated: Mr. Stoner ($8,000), Mr. Chavkin ($8,000), Mr. Duncan ($4,000), Mr. Peebler ($4,000), Mr. Primis ($5,000), Mr. Buckley ($4,000) and Mr. Kellar ($4,000). American paid a total of $23,000 in directors fees during 1996. Directors are also eligible to receive grants of options under American's Amended and Restated 1993 Stock Option Plan (the "Stock Option Plan") and have received such grants in the past for their service. See "Principal Shareholders" for information about grants of options to directors. During the last fiscal year, Messrs. Duncan and Peebler were each granted options under the Plan to purchase 3,000 shares of Class B Common Stock at $25.00 per share. Each of the foregoing options is exercisable in 20% cumulative annual increments commencing one year from the date of the grant and expires at the end of ten years.

                            EXECUTIVE COMPENSATION

  The following table summarizes the annual and long-term compensation for the years ended December 31, 1994, 1995 and 1996 of American's Chief Executive Officer and each of the other executive officers whose salary and bonus exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                              ------------------------------------   ------------------------------
NAME AND                                              OTHER ANNUAL   SHARES UNDERLYING  ALL OTHER
PRINCIPAL POSITION       YEAR SALARY(1)     BONUS     COMPENSATION      OPTIONS(2)     COMPENSATION
------------------       ---- ---------    -------    ------------   ----------------- ------------
Steven B. Dodge......... 1994 $252,250         --            --           150,000            --
 Chairman of the Board,  1995 $252,625         --            --               --             --
 President and Chief     1996 $297,250      50,000           --            40,000          4,910(3)
 Executive Officer
Joseph L. Winn(4)....... 1994 $184,247         --            --           160,000            --
 Treasurer and Chief     1995 $227,859         --            --            65,000            --
 Financial Officer       1996 $257,250      42,500                         20,000         11,456(5)
Don P. Bouloukos........ 1996 $ 81,504(6)      --       $100,000(6)       200,000(6)       3,420(5)
 Co-Chief Operating
  Officer
John R. Gehron.......... 1994 $136,509(7)  $50,000(8)   $ 25,000(9)       160,000            --
 Co-Chief Operating
  Officer                1995 $227,544         --            --            40,000            --
                         1996 $247,250     $20,000      $ 75,000(7)        10,000         13,500(10)
David Pearlman.......... 1994 $217,760         --            --           156,000            --
 Co-Chief Operating
  Officer                1995 $222,745         --            --            85,000            --
                         1996 $257,250     $42,500      $364,000(11)       20,000         11,520(5)

--------
(1) Includes Company's matching 401(k) plan contributions.
(2) For information regarding the Stock Option Plan, see Item 2.
(3) Includes group term life insurance and parking expenses paid by the Company.
(4) Mr. Winn also served as Co-Chief Operating Officer until Mr. Gehron joined American in May 1994.
(5) Includes group term life insurance, automobile lease and parking expenses paid by the Company.
(6) For the period September 3, 1996 through December 31, 1996. Mr. Bouloukos was granted options in August 1996 to purchase an aggregate of 200,000 shares at $33.33 per share; such options were terminated by agreement and Mr. Bouloukos was granted new options to purchase 200,000 shares of Class A Common Stock at $27.25 per share, the closing price of the Class A Common Stock on Nasdaq on December 31, 1996. In 1996, Mr. Bouloukos also received a $100,000 demand loan at a variable interest rate (prime).
(7) For period from May 16, 1994 through December 31, 1994. In 1994, Mr. Gehron also received a $75,000 demand loan at a variable interest rate (prime) at the time he joined American. In 1996, the loan was forgiven and included as compensation.
(8) Bonus paid in January 1995 for services rendered in 1994.
(9) One time allowance for relocation expenses.
(10) Includes group term life insurance, personal travel, relocation expenses paid by the Company.
(11) Includes compensation associated with May 13, 1996 option exercise of 14,000 shares of Class B Common Stock.

  The following table sets forth certain information relating to option grants pursuant to the Stock Option Plan in the year ended December 31, 1996 to the individuals named in the Summary Compensation Table above.

                       OPTION GRANTS IN FISCAL YEAR 1996

                               INDIVIDUAL GRANTS

                                                           POTENTIAL REALIZABLE
                                                             VALUE AT ASSUMED
                                                              ANNUAL RATES OF
                           NUMBER OF                            STOCK PRICE
                           SHARES OF                           APPRECIATION
                           UNDERLYING EXERCISE              FOR OPTION TERMS(B)
                            OPTIONS     PRICE   EXPIRATION ---------------------
  NAME                     GRANTED(A) PER SHARE    DATE        5%        10%
  ----                     ---------- --------- ---------- ---------- ----------
Steven B. Dodge...........   40,000    $25.00   01/17/2006 $  628,895 $1,593,742
Joseph L. Winn............   20,000     25.00   01/17/2006 $  314,417 $  796,871
Don P. Bouloukos..........  200,000     27.25   12/30/2006 $3,427,476 $8,685,896
John R. Gehron............   10,000     25.00   01/17/2006 $  157,224 $  398,436
David Pearlman............   20,000     25.00   01/17/2006 $  314,447 $  796,871

--------
(a) All options granted to the named executive officers were granted for Class B Common Stock (other than Mr. Bouloukos whose option was for Class A Common Stock) pursuant to the Stock Option Plan. The options become exercisable in 20% cumulative annual increments commencing one year from the grant dates (options at $25.00 become exercisable commencing on January 18, 1997; $27.25 on December 31, 1997.
(b) Potential Realizable Value is based on the assumed growth rates for the ten-year option term, as applicable. A 5% per year appreciation in stock price from $25.00 per share yields $40.72 per share and from $27.25 yields per share $44.39 per share. A 10% per year appreciation in stock price from $25.00 per share yields $64.84 per share and from $27.25 per share yields $70.68 per share. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, and there is no assurance the value realized by an executive will be at or near the amounts reflected in this table.

  On May 13, 1996, Mr. Pearlman exercised a stock option to purchase 14,000 shares of Class B Common Stock at $6.375 per share; the closing price of the Class A Common Stock on Nasdaq on May 13, 1996 was $31.75. On June 11, 1996, Mr. Duncan exercised a stock option to purchase 800 shares of Class B Common Stock at $9.875; the closing price of the Class A Common Stock on Nasdaq on June 11, 1996 was $36.50.

  The following table sets forth certain information with respect to the unexercised options to purchase Class A and B Common Stock granted (Class A Common Stock in the case of Mr. Bouloukos) under the Stock Option Plan to the individuals named in the Summary Compensation Table above.

                                                                 VALUE OF UNEXERCISED
                             NUMBER OF UNEXERCISED                   IN-THE-MONEY
                         OPTIONS AT DECEMBER 31, 1996       OPTIONS AT DECEMBER 31, 1996(A)
                         --------------------------------   -------------------------------
  NAME                    EXERCISABLE      UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
  ----                   --------------   ---------------   -------------------------------
Steven B. Dodge.........           60,000           130,000 $     1,077,000 $     1,705,500
Joseph L. Winn..........          109,000           136,000 $     2,224,750 $     2,264,000
Don P. Bouloukos........                0           200,000 $             0 $             0
John R. Gehron..........           72,000           138,000 $     1,475,000 $     2,582,500
David Pearlman..........          105,000           156,000 $     2,053,000 $     2,328,500

--------
(a) Based on the last sale price of the Class A Common Stock on Nasdaq on December 31, 1996 of $27.25.

  Additional ten-year options were granted on January 2, 1997 to purchase shares of Common Stock at $28.25 per share as follows: Dodge--100,000 shares (Class B); Winn--35,000 shares (26,900 Class B shares and 8,100 Class A shares); Pearlman--25,000 shares (Class A); Gehron--20,000 shares (Class A); and each of the other directors--5,000 shares (Class A). Mr. Bouloukos was granted ten-year options on August 15, 1996 to purchase 122,000 shares of Class B Common Stock and 78,000 shares of Class A Common Stock at $33.33 per share. Such options were canceled by agreement of Mr. Bouloukos and American and new options were granted to purchase an aggregate of 200,000 shares of Class A Common Stock at $27.25 per share, the closing price of such stock on Nasdaq on December 31, 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  American is a national radio broadcasting company committed to acquiring, developing and operating clusters of complementary radio stations in major and growing advertising markets. The Company's objective is to maximize advertising revenues, broadcast cash flow and return on investment. American is also committed to an acquisition program, concentrating those efforts in markets ranked in the top 50 in terms of radio advertising revenues where management believes it can ultimately achieve its long-term strategic objectives. In July 1995, American organized American Tower Systems, Inc. for the purpose of acquiring, developing and operating communications towers throughout the United States for use by American's radio stations, other radio operators and other communications related businesses. In order to achieve those goals and to implement this strategy and program, the Company believes that it is crucial to recruit, retain and motivate, imaginative and highly qualified management at the executive level.

  The compensation policies adopted and implemented by the Compensation Committee, combining base salary and incentive compensation principally in the form of long-term stock options with a five-year vesting schedule, are designed to achieve the operating and acquisitions strategies and goals of the Company. By placing a greater emphasis on the long-term incentive aspects of the overall compensation program, it is hoped that financial incentives will be provided to motivate those responsible for achieving the Company's goals and, at the same time, aligning the interests of those persons with the Company's stockholders. See "Item 2, Amendment of the Company's Stock Option Plan to Increase the Number of Shares Reserved for Issuance Thereunder-- Summary of the Stock Option Plan". To recruit Don P. Bouloukos to join American in August 1996 as Co-Chief Operating Officer, American agreed to grant Mr. Bouloukos an "at the money" option to purchase 200,000 shares. On August 15, 1996, Mr. Bouloukos was granted an option to purchase 200,000 shares (122,000 shares of Class B and 78,000 shares of Class A Common Stock) for $33.33 per share, the closing price of the Class A Common Stock on the Nasdaq National Market on that date. Shortly thereafter, the price of the Class A Common Stock declined and the option became significantly "out of the money". Given the foregoing exceptional circumstances, the Compensation Committee agreed on December 31, 1996 to terminate Mr. Bouloukos's existing option and replace it with an option to purchase 200,000 shares of Class A Common Stock for $27.25 per share, the closing price of the Class A Common Stock on the Nasdaq National Market on that date.

                                                                                                  LENGTH OF
                                            NUMBER OF                                             ORIGINAL
                                              SHARES    MARKET PRICE   EXERCISE                  OPTION TERM
                                            UNDERLYING  OF STOCK AT  PRICE AT TIME              REMAINING AT
                                           OPTIONS/SARS   TIME OF    OF REPRICING                  DATE OF
                              DATE OF      REPRICED OR  REPRICING OR      OR       NEW EXERCISE REPRICING OR
  NAME                       REPRICING       AMENDED     AMENDMENT     AMENDMENT      PRICE       AMENDMENT
  ----                   ----------------- ------------ ------------ ------------- ------------ -------------
Don P. Bouloukos........ December 31, 1996   200,000       $27.25       $33.33        $27.25    Approximately
 Co-Chief Operating
  Officer                                                                                       10 years

  American has not entered into employment agreements with any of its executive officers. Therefore, the decision of the Compensation Committee, which is advised by the Chief Executive Officer with respect to executive officers other than himself, is based on the actual performance of the specific individuals without regard to any predetermined earnings or other performance measures. The Compensation Committee does, however, consider the financial performance of the Company, including the implementation of its acquisition program, measured both against its budget and the performance of other radio operators (which are not necessarily the same as those included in the Peer Group indicated in the performance chart appearing below). During 1996 the base salary of the Chief Executive Officer was not changed significantly, while that of each of Messrs. Winn, Gehron and Pearlman was raised by approximately 12.9%, 8.7% and 12.9%, respectively. Additional stock options to purchase 40,000, 20,000, 10,000 and 20,000 shares, respectively, were awarded to Messrs. Dodge, Winn, Gehron and Pearlman.

  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the chief executive officer or any of the four most highly compensated other executive officers, to the extent that this compensation is not "performance based" within the meaning of such provision. Although the Compensation Committee has not adopted any hard and fast rule with respect to this issue, it is its general policy, subject to all then prevailing relevant circumstances, to attempt to structure the compensation arrangements of American to maximize deductions for federal income tax purposes.

                                          COMPENSATION COMMITTEE
                                          Thomas H. Stoner, Chairman
                                          Arnold L. Chavkin

OTHER TRANSACTIONS

  The Chase Manhattan Bank ("Chase") is a co-syndication agent and a lender with an approximately 14%, 9% and 9% combined participation under American's prior credit agreements in 1994, 1995 and 1996, respectively. Chase is an affiliate of CCP, the general partner of CEA; Mr. Chavkin, a director, is a general partner of CCP. For the years ended December 31, 1994, 1995 and 1996, Chase's share of interest and fees paid by American pursuant to the provisions of such credit facilities were $1,200,000, 1,688,500 and 553,000, respectively. Chase Securities Inc. is an affiliate of Chase, and was an underwriter in the public offering of American's 9% Senior Subordinated Notes in February 1996.

  Mr. Gehron, a Co-Chief Operating Officer, and the Company were parties to a demand loan agreement pursuant to which the Company loaned to Mr. Gehron $75,000 at a variable interest rate (prime) at the time he joined the Company in May 1994. Such loan was forgiven by the Company during the first quarter of 1996.

  Mr. Bouloukos, a Co-Chief Operating Officer, and the Company are parties to a demand loan agreement pursuant to which the Company loaned to Mr. Bouloukos $100,000 at a variable interest rate (prime) at the time he joined the Company in August 1996. Such loan remains outstanding in the principal amount of $100,000.

  Management believes that the above transactions were on terms, and the Company intends to continue its policy that all future transactions between it and its officers, directors principal stockholders and affiliates will be on terms, not less favorable to the Company than those which could be obtained from unaffiliated third parties.

PERFORMANCE GRAPH

  The following graph compares the percentage change in the Company's Class A Common Stock to (i) the cumulative total return of the Nasdaq Market Index,
(ii) the S&P 500 Index, and (iii) a group of companies selected as the Company's peers in the radio broadcast industry (the "Peer Group"), since the Class A Common Stock has traded on the Nasdaq National Market (June 9, 1995-- February 4, 1997) and the New York Stock Exchange (since February 5, 1997), assuming an investment of $100. The Peer Group consists of the following companies that own and operate radio stations: Clear Channel Communications, Inc., Cox Radio Inc., Evergreen Media Corporation, Emmis Broadcasting Corporation, SFX Broadcasting, Inc., Jacor Communications, Inc., Chancellor Broadcasting and Saga Communications, Inc. It consists of the same companies that were in American's proxy statement for the previous year except that (i) Cox Radio Inc. has been added to replace EZ, which was merged into American,
(ii) Chancellor Broadcasting has been added to replace Citicasters, Inc. which was merged into Jacor Communications, Inc. and (iii) Infinity Broadcasting Corporation has been deleted as a result of its merger with Westinghouse Electric Corporation. The cumulative return assumes reinvestment of all dividends during each month. The performance of the Company's Class A Common Stock reflected below is not necessarily indicative of future performance.


                             [GRAPH APPEARS HERE]

-------------------------------FISCAL YEAR ENDING------------------------------
COMPANY                     BASE   6/30/1995   9/29/1995     12/29/1995     3/29/1996     6/28/1996     9/30/1996     12/31/1996
AMERICAN RADIO SYSTS        100.00   112.35      122.22        138.27         166.67        212.35        183.95         134.57
PEER GROUP                  100.00   110.09      123.12        137.81         169.71        237.22        256.89         200.27
NASDAQ MARKET INDEX         100.00   105.68      117.75        116.80         122.20        131.26        134.87         141.22
S&P 500                     100.00   102.32      110.45        117.11         123.39        128.93        132.92         144.00

                                    ITEM 2

         AMENDMENT OF THE COMPANY'S STOCK OPTION PLAN TO INCREASE THE
               NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

  The Board of Directors and the stockholders of the Company adopted the Stock Option Plan and reserved for issuance thereunder up to an aggregate of 2,000,000 shares of Class A and Class B Common Stock. The Board of Directors has approved and recommended to the stockholders that they approve an amendment to the Stock Option Plan to increase the aggregate number of shares of Class A and Class B Common Stock authorized for issuance from 2,000,000 to 3,000,000 shares. It is not proposed to amend the provision of the Stock Option Plan which limits the number of shares of Class B Common Stock as to which options may be granted to 1,600,000 shares.

  The Board of Directors believes that equity interests are a significant factor in the Company's ability to attract, retain and motivate key employees, directors and advisors that are critical to the Company's long term success and that an increase in the aggregate number of shares available for issuance under the Stock Option Plan is necessary in order to provide key employees, directors and advisors of the Company with incentives to serve the Company.

  As of March 31, 1997, options for an aggregate of 1,600,000 shares of Class B Common Stock and 507,100 shares of Class A Common Stock (of which 107,100 were granted contingent on the receipt of stockholder approval of this amendment) had been granted and were outstanding or have been exercised under the Stock Option Plan at exercise prices ranging from $6.375 to $28.25 per share. Accordingly, assuming the amendment is approved, an aggregate of 1,000,000 shares of Class A (or 892,900 shares taking into account the aforementioned contingent grants) will be available to be granted under the Stock Option Plan. On March 31, 1997, the closing price per share of the Class A Common Stock, as reported in a summary of composite transactions in The Wall Street Journal for stocks listed on The New York Stock Exchange was $30.50.

  On April 4, 1997, the EZ Merger was effective. Pursuant to Section 6.10 of the Agreement and Plan of Merger (the "EZ Merger Agreement") by and among American, American Merger Corporation and EZ dated August 5, 1996, and as amended and restated on September 27, 1996, American assumed all options then outstanding under the EZ 1993 Equity Incentive Plan (the "EZ Stock Option Plan"). Such options automatically converted into options to buy an aggregate of 362,239 shares of Class A Common Stock pursuant to the EZ Merger Agreement. The shares that underlie such options are additional shares that American is obligated to issue upon the exercise of options under the EZ Stock Option Plan. They are not included in the Stock Option Plan.

SUMMARY OF THE STOCK OPTION PLAN

  The following summary of the material features of the Stock Option Plan is qualified in its entirety by reference to the full text of the Stock Option Plan.

  Purpose, Participants, Effective Date and Duration. The Company instituted the Stock Option Plan effective December 13, 1993. The purpose of the Stock Option Plan is to encourage key employees, directors and advisors of the Company and its Subsidiaries (a Subsidiary is a corporation the voting power of which is at least 50% owned by the Company, directly or indirectly), who render services of special importance to, and who have contributed or may be expected to contribute materially to the success of, the Company or a Subsidiary (the "Participants"), to continue their association with the Company and its Subsidiaries by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth through the granting of options ("Options") to acquire shares of the Class A and Class B Common Stock. As of December 31, 1996, approximately 1,237 employees and 7 non-employee directors were eligible to participate in the Stock Option Plan. The Stock Option Plan will terminate on December 13, 2003, unless earlier terminated by the Board of Directors. Termination of the Stock Option Plan will not affect awards made prior to termination, but awards may not be made after termination.

  Shares Subject to the American Stock Option Plan. The Stock Option Plan provides that options may be granted to purchase shares of Class A and Class B Common Stock. However, the plan currently limits the number of Class A and Class B Common Stock for which options may be granted to an aggregate of 2,000,000 shares, of which no more than 1,600,000 may be Class B Common Stock. The Board of Directors recently voted to adopt an amendment to the Stock Option Plan to provide that options may be granted for up to an aggregate of 3,000,000 shares of Class A and Class B Common Stock (including shares underlying any options already granted and outstanding or options heretofore exercised); provided, however, that the number of Shares of Class B Common Stock as to which options may be granted shall not exceed 1,600,000 shares (the "Reserved Shares"). These shares may be authorized but unissued shares or treasury shares. In the event of any change in the number or kind of Class A and Class B Common Stock outstanding pursuant to a reorganization, recapitalization, exchange of shares, stock dividend or split or combination of shares, appropriate adjustments will be made (i) to the Reserved Shares and the number of shares subject to outstanding Options, (ii) in the exercise price per share of outstanding Options, and (iii) in the kind of shares which may be issued under the Stock Option Plan. Shares will be deemed issued under the Stock Option Plan only after full payment of the exercise price has been made. To the extent that an award under the Stock Option Plan lapses or is forfeited, any shares subject to such award will again become available for grant under the terms of the Stock Option Plan.

  Administration. The Stock Option Plan is administered by the Compensation Committee (the "Committee"), which must consist solely of at least two "Non-Employee" directors. A director is deemed to be "Non-Employee Director" only if he satisfies the requirements set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Subject to the terms of the Stock Option Plan, the Committee has authority to: (i) select the persons to whom Options shall be granted; (ii) determine the number or value and the terms and conditions of Options granted to each such person, including the price per share to be paid upon exercise of any Option and the period within which each such Option may be exercised; and
(iii) interpret the Stock Option Plan and prescribe rules and regulations for the administration thereof.

  Stock Options. With regard to each Option, the Committee determines the number of shares subject to the Option, the exercise price of the Option, the manner and time of exercise of the Option and whether the Option is intended to qualify as an incentive stock option ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options that are not intended to qualify as ISOs are referred to as nonqualified stock options ("NSOs"). ISOs may only be granted to employees of the Company. In the case of an ISO, the exercise price may not be less than the "fair market value" of the Reserved Shares on the date the Option is granted; provided, however, that in the case of an employee who owns (or is considered to own under Section 424(d) of the Code) stock possessing more than 10% percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the price at which Reserved Shares may be purchased pursuant to an ISO may not be less than 110% of the fair market value of the Class A and Class B Common Stock on the date the ISO is granted.

  The duration of the ISOs and NSOs granted under the Stock Option Plan shall be specified pursuant to each respective stock option agreement, but in no event can any ISO be exercisable after the expiration of ten years after the date of grant. In the case of any employee who owns (or is considered under Section 424(d) of the Code as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, no ISO shall be exercisable after the expiration of five years from its date of grant. The Committee, in its discretion, may provide that any Option is exercisable during its entire duration or during any lesser period of time.

  The option exercise price may be paid (i) in cash or a cash equivalent, or
(ii) to the extent permitted by the Compensation Committee, in shares of Class A and Class B Common Stock owned by the optionee; provided, however, that the optionee may not make payment in shares that he acquired upon the earlier exercise of any ISO, unless and until he has held the shares until at least two years after the date the ISO was granted and at

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

least one year after the date the ISO was exercised, or (iii) to the extent permitted by the Compensation Committee, by delivery of a recourse promissory note secured by the stock acquired upon exercise of the Option.

  The following description of the federal income tax consequences of Options does not purport to be complete.

  Tax Treatment of Options. An optionee realizes no taxable income when an NSO is granted. Instead, the difference between the fair market value of the stock subject to the NSO and the exercise price paid is taxed as ordinary compensation income when the NSO is exercised. The difference is measured and taxed as of the date of exercise, if the stock is not subject to a "substantial risk of forfeiture", or as of the date or dates on which such risk terminates in other cases. An optionee may elect to be taxed on the difference between the exercise price and the fair market value of the stock on the date of exercise, even though some or all of the stock acquired is subject to a substantial risk of forfeiture. Gain on the subsequent sale of the stock is taxed as capital gain. The Company receives no tax deduction on the grant of an NSO, but is entitled to a tax deduction when the optionee recognizes taxable income on or after exercise of the NSO, in the same amount as the income recognized by the optionee.

  Generally, an optionee incurs no federal income tax liability on either the grant or the exercise of an ISO, although an optionee will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the stock acquired over the exercise price. Provided that the option stock is held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on subsequent sale of the stock will be taxed as long-term capital gain. If the stock is disposed of within a shorter period of time, the optionee will recognize ordinary compensation income in an amount equal to the lesser of his gain on the disposition or the difference between the fair market value of the stock on the date of exercise of the option and its fair market value on its date of grant. The Company receives no tax deduction on the grant or exercise of an ISO, but is entitled to a tax deduction if the optionee recognizes taxable income on account of a premature disposition of ISO stock, in the same amount and at the same time as the optionee's recognition of ordinary income.

  Amendments to Stock Option Plan. The Board may modify, revise or terminate the Stock Option Plan at any time and from time to time, except that approval of the stockholders of the Company is required with respect to any amendment to change the aggregate number of Reserved Shares that may be issued under Options granted pursuant to the Stock Option Plan, change the class of employees or other persons eligible to receive Options, reduce the exercise price of any ISO, extend the latest date on which an ISO can be exercised, increase materially the benefits accruing to any person under the Stock Option Plan, or make any other change that requires stockholder approval under applicable law.

REQUIRED VOTE

  The affirmative vote of the holders of a majority of the voting power of the shares of the Class A and Class B Common Stock, present or represented, at the Annual Meeting, voting as a single class, is required to approve the proposed amendment to increase the number of shares of Class A and Class B Common Stock issuable thereunder.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF SUCH PROPOSED AMENDMENT OF THE COMPANY'S STOCK OPTION PLAN.

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                                    ITEM 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  Subject to ratification by the stockholders, the Board of Directors has selected the firm of Deloitte & Touche LLP as the Company's independent auditors for the current year. Deloitte & Touche LLP has served as the Company's independent auditors since its organization.

  Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

  If the stockholders do not ratify the selection of Deloitte & Touche LLP as the Company's independent auditors, the selection of such auditors will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

                            ADDITIONAL INFORMATION

OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy or their substitutes acting hereunder, to vote, or otherwise act, in accordance with their best judgment on such matters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Commission. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that they were not required to file a Form 5, the Company believes that, during the fiscal year ended December 31, 1996, its officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to such individuals, except that Mr. Bouloukos timely filed all his reports, but inadvertently omitted information with respect to his options on his initial report of beneficial ownership on Form 3; this omission was corrected by filing an amended report upon discovery of the oversight.

PROPOSALS OF STOCKHOLDERS

  A stockholder who intends to present a proposal at the 1998 Annual Meeting of Stockholders for inclusion in the Company's 1998 proxy statement and proxy card relating to that meeting must submit such proposal by December 26, 1997. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain procedures established by the Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Chief Financial Officer.

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FORM 10-K

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO MR. BRUCE DANZIGER, AMERICAN RADIO SYSTEMS CORPORATION, 116 HUNTINGTON AVENUE, BOSTON, MASSACHUSETTS 02116.

                                          By Order of the Board of Directors

                                          /s/ Steven B. Dodge

                                          Steven B. Dodge
                                          Chairman of the Board, President and
                                          Chief Executive Officer

April 21, 1997


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